Mid-Con Energy Partners, LP Announces the Appointment of General Counsel and Corporate Secretary

DALLAS, March 29, 2016 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) is pleased to announce the appointment of Charles “Chad” L. McLawhorn, III as Vice President, General Counsel and Corporate Secretary of Mid-Con Energy GP, LLC, the general partner (“General Partner”) of the Partnership, effective April 1, 2016.

Mr. McLawhorn brings more than 13 years of experience as a practicing attorney to the Partnership, having most recently served as Assistant General Counsel and Corporate Secretary at Samson Resources Corporation. He has extensive legal experience in corporate governance, finance and oil and gas operational matters. Mr. McLawhorn holds a Juris Doctor degree from the University of Oklahoma and a Bachelor of Science degree in Zoology, also from the University of Oklahoma.

“It is my pleasure to welcome Chad to the Mid-Con Energy team,” commented Jeff Olmstead, Chief Executive Officer. “He offers our Partnership deep legal experience in the energy markets across a breadth of disciplines and market conditions.”

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on enhanced oil recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, the Hugoton, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
ir@midcon-energy.com
(972) 479-5980

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